SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  May 26, 1999
                                 ---------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                             TAVA TECHNOLOGIES, INC.
                             -----------------------
             (Exact name of Registrant as specified in its charter)


           Colorado                       0-19167                 84-1042227
--------------------------------        -------------          -----------------
(State or other jurisdiction of         (Commission            (I.R.S. Employer
 incorporation or organization)           File No.)               I. D. Number)


   7887 E. Belleview Avenue, Suite 820
             Englewood, Colorado                                     80111
----------------------------------------                         ---------------
(Address of principal executive offices)                            (zip code)

                 (303)  771-9794
    --------------------------------------------
(Registrant's telephone number, including area code)

Item 5.  Other Events.

     TAVA Technologies, Inc. and Mangan, Inc. have agreed to terminate their letter of intent relating to TAVA's acquisition of Mangan, Inc. The companies are continuing to jointly address market opportunities.

     TAVA management attributes the decision to terminate the proposed acquisition to: initial delays in TAVA's ability to secure financing to fund the acquisition; and the difficulty of dealing in a purchase transaction, with uncertainties caused by a lawsuit, relating to an industrial accident, in which Mangan was named as a party; coupled with general complications created by the currently proposed acquisition of TAVA by Real Software.

     The parties are negotiating concerning a possible right of first refusal granting TAVA the right to match any other purchase offer Mangan receives within a specified period.




                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       TAVA Technologies, Inc.



Date:  May 26, 1999                    By: /s/ John Jenkins
                                          --------------------------------------
                                           John Jenkins, President and CEO